UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549




                             FORM 8-K

                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                  Date of Report:  June 20, 1996


                   VALLEY FINANCIAL CORPORATION


      VIRGINIA             33-77568                 54-1702380
  (State of               (Commission             (IRS Employer
   incorporation)         File Number)         Identification No.)



                      36 Church Avenue, S.W.
                     Roanoke, Virginia  24011
             (Address of principal executive offices)

                          (540) 342-2265
         (Issuer's telephone number, including area code)

Item 6:   Resignations of Registrant's Directors.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank (the "Bank"), announced on June 21, 1996, a reorganization of its executive management team. Ellis L. Gutshall has been elected to the position of President and Chief Executive Officer of the Company and the Bank. He succeeds Guy W. Byrd, Jr., who has resigned as an officer and a director of both the Company and the Bank. Mr. Gutshall had been Senior Vice President of the Company, and Senior Vice President and Chief Lending Officer of the Bank, since January, 1995. Additionally, A. Wayne Lewis was named Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. Lewis previously was Senior Vice President and Chief Operating Officer of the Company and the Bank, and is one of the original organizers of both entities.

     Mr. Byrd's resignation is not due to any disagreement on his part with the Company or the Bank on any matter relating to operations, policies or practices.

     Mr. Gutshall has been named a member of the Board of Directors of the Company and the Bank, and of their Executive Committees.

     The Company's common stock is traded over the counter under the symbol VYFC.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VALLEY FINANCIAL CORPORATION



Date:  June 25, 1996          By: /s/ A. Wayne Lewis
                                 A. Wayne Lewis
                                 Executive Vice President